Exhibit 99.4
For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664
Appointment of New Chairman and “Acting” C.E.O.
     GREENSBORO, N.C. — August 1, 2007 — Unifi, Inc. (NYSE:UFI) today announced that at a meeting of its Board of Directors earlier in the day, the Board terminated Brian R. Parke as the Chairman, President and Chief Executive Officer of the Company effective immediately. Mr. Parke had been President of the Company since 1999, Chief Executive Officer since 2000 and Chairman since 2004. Mr. Parke has agreed to continue to serve as the Vice Chairman of the Company’s Chinese joint venture, Yihua Unifi Fibre Industry Company Limited.
     The Company also announced that the Board appointed Stephen Wener as the Company’s new Chairman and “acting” Chief Executive Officer. Mr. Wener has served as the President and Chief Executive Officer of Dillon Yarn Corporation since 1980. The Dillon polyester and nylon texturing operations were purchased by the Company in January 2007. Mr. Wener was appointed a Director of the Company by the Board of Directors in May 2007. The Company will immediately begin a search to find a permanent Chief Executive Officer.
     The Company also announced that after today’s Board meeting Mr. Parke, Mr. R. Wiley Bourne, Mr. Charles R. Carter, Ms. Sue W. Cole, Mr. J.B. Davis, and Mr. Donald F. Orr resigned as members of the Company’s Board of Directors effective immediately. After these resignations, the Board of Directors consists of Mr. Wener, Mr. William J. Armfield, IV., Mr. Anthony Loo, Mr. Kenneth G. Langone and Mr. William M. Sams.
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Appointment of New Chairman and “Acting” C.E.O. — page 2
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® – all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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